SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT, dated as of December 16, 1998, is by and between TERA COMPUTER COMPANY, a Washington corporation, with headquarters located at 2815 Eastlake Avenue East, Seattle, Washington 98102 (the "Company"), and GENESEE FUND LIMITED - PORTFOLIO B, a British Virgin Islands corporation ("Genesee"), and KOCH INDUSTRIES, INC., a Kansas corporation ("Koch" and, collectively with Genesee, the "Buyers").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Buyers wish to purchase shares of the common stock, $.01 par value, of the Company (the "Common Stock"), to acquire the right to receive additional shares of Common Stock, and to acquire warrants exercisable for shares of Common Stock;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS

     Unless otherwise defined herein, capitalized terms used in this Agreement shall have the following meanings:

          (a) "Adjustment Date" means the last day of each Adjustment Period during the Term.

          (b) "Adjustment Period" means a period commencing on the day after the May Adjustment Date and ending on the same day (as the May Adjustment Date) of each third month thereafter through the end of the Term.

          (c) "Adjustment Price" means the arithmetic average of the Closing Price of the Common Stock during the Measurement Period ending on the Trading Day immediately preceding the Initial Adjustment Date, the May Adjustment or an Adjustment Date, as the case may be, provided that each subsequent Adjustment Price shall be permanently reduced on each Reset Date by an amount equal to three percent (pro rated for each period of less than 30 days after a Reset Date shall occur in which the event giving rise thereto shall continue) of the Adjustment Price that otherwise would have applied without such increase.

          (d) "Adjustment Shares" means the shares of Common Stock issuable by the Company to the Buyers upon exercise of Adjustment Warrants issued pursuant to Section 3 hereof and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (e) "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

          (f) "Closing Date" means December 16, 1998, or such other date as to which the parties hereto may agree.

          (g) "Closing Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (i) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (ii) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (iii) the Nasdaq SmallCap Market, if the Nasdaq SmallCap Market constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Closing Price is being determined:

               (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Closing Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and
(2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

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               (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within 45 days after the date fixed for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Closing Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Closing Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

               (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Closing Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

               (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Closing Price (determined without regard to this proviso) for such trade less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock, and the denominator of which shall be the Closing Price (determined without regard to this proviso). If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Closing Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Closing Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Closing Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

               (v) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Closing Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Closing Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day; or

               (vi) A Tender Offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Closing Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Closing Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Closing Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Closing Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

          (h) "Common Shares" means the Initial Shares, the Adjustment Shares, and the Warrant Shares.

          (i) "Disclosure Documents" means (i) Amendments No. 1 and No. 2 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 1998, June 30, 1998, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998; (iii) the Company's Current Reports on Form 8-K dated October 8, 1998, November 19, 1998, and December 23, 1998; and (iv) the proxy statement for the Company's 1998 Annual Meeting as filed with the SEC on April 1, 1998.

          (j) "Floor Price" means $12.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Buyers for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of this Agreement), provided that the Floor Price shall be permanently increased on each Reset Date by an amount equal to three percent (pro rated for each period of less than 30 days after a Reset Date shall occur in which the event giving rise thereto shall continue) of the Floor Price that otherwise would have applied without such increase.

          (k) "Initial Adjustment Date" means February 22, 1999.

          (l) "Initial Shares" means an aggregate of 200,000 shares of Common Stock issued and sold by the Company to the Buyers on the Closing Date in accordance with the terms and conditions hereof.

          (m) "Market Price" of any security on any date shall mean the last sale price (regular way) per share of such security on such date on the principal securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by such exchange or market.

          (n) "Measurement Period" means, with respect to any date, the period of 15 consecutive Trading Days ending on the Trading Day prior to such date.

          (o) "Nasdaq" means the Nasdaq National Market.

          (p) "Option Share Surrender" means the surrender of shares of Common Stock to the Company in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Company to any of its employees, directors or consultants.

          (q) "Registration Rights Agreements" means the Registration Rights Agreements, dated the date hereof, between the Company and each of the Buyers, the form of which is attached hereto as Annex I.

          (r) "Registration Statement" has the meaning given such term in the Registration Rights Agreements.

          (s) "Reset Date" means (i) the date that is 91 days after the Closing Date, unless the Registration Statement has been declared effective prior thereto; (ii) each date that is 30 days after a Reset Date, if the Registration Statement has not been declared effective by the SEC prior to such 30th day;
(iii) if the Registration Statement has not been declared effective by the SEC within 90 days after the Closing Date, the date on which the Registration Statement is declared effective by the SEC; (iv) the date on which the Registration Statement has ceased to be available for use by any holder of the Common Shares which is named therein as a selling shareholder if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable, and each date that is the 30th day (whether or not consecutive) after such date on which the Registration Statement shall have remained so unavailable, excluding any Excluded Period (as defined in the Registration Rights Agreements); (v) the date on which the Registration Statement becomes available for use by holders of Common Shares if the Registration Statement shall have become unavailable for such use as described in the preceding clause (iv); provided, however, that if more than one event that could give rise to a Reset Date during any period shall have occurred, only one of such events shall be deemed to result in a Reset Date so that the adjustments provided herein by reason of the occurrence of a Reset Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Reset Dates.

          (t) "SEC" means the United States Securities and Exchange Commission.

          (u) "Securities" means the Common Shares, the Warrants and the Adjustment Warrants.

          (v) "Tender Offer" means a tender offer as defined for the purposes of Regulation 14D and Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (w) "Term" means the period commencing on the Closing Date and ending September 30, 2001.

          (x) "Trading Day" means a day on whichever of the national securities exchange, the Nasdaq or the Nasdaq SmallCap Market which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

          (y) "Warrants" means warrants to purchase shares of Common Stock, such warrants having the terms and conditions set forth in the form of warrant attached hereto as Annex II.

          (z) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          (aa) "Adjustment Warrants" means warrants to purchase shares of Common Stock issuable pursuant to Section 3 hereof, such warrants having the terms and conditions set forth in the form of Adjustment Warrant attached to the Amendment Agreement as Annex I.

          (bb) "Amendment Agreement" means the Amendment Agreement, dated as of March __, 1999, by and between the Company and the Buyers which, among other things, amends this Agreement.

          (cc) "May Adjustment Date" means May 22, 1999.

          (dd) "Pool A Adjustment Shares" means Adjustment Shares issuable upon exercise of Adjustment Warrants issued pursuant to Section 3(a).

          (ee) "Pool A Initial Shares" means one-half of the Initial Shares issued to each Buyer, as represented by stock certificates nos. ____ and ____ or any replacement certificates, and any other securities in to which or for which such shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

SEA1-170766.5   73543-0016

          (ff) "Pool B Initial Shares" means one-half of the Initial shares issued to each Buyer, as represented by stock certificates nos. ____ and ____ or any replacement certificates, an any other securities into which or for which such shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     2. AGREEMENT TO SUBSCRIBE; PAYMENT OF PURCHASE PRICE

          (a) Subscription for Initial Shares. Each Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Buyer, the number of Initial Shares set forth on the signature page hereof at a purchase price of $10.00 per share, for an aggregate purchase price of $2,000,000 from both Buyers.

          (b) Warrants. In connection with the purchase of the Initial Shares by each Buyer, the Company agrees to issue warrants to purchase the number of Warrant Shares set forth on the signature page hereof to each Buyer.

          (c) Form and Method of Payment. Each Buyer shall pay the purchase price for the number of Initial Shares purchased thereby directly to the Company in United States Dollars by certified bank check or wire transfer to an account designated in writing by the Company against issuance to such Buyer of its portion of the Initial Shares and the Warrants. The Company shall deliver (i) the certificates for the Initial Shares directly to each Buyer, and (ii) the Warrants directly to each Buyer against payment of the purchase price for the Initial Shares to the Company on the Closing Date.

     3. BUYERS' RIGHT TO RECEIVE ADJUSTMENT WARRANTS

          (a) Initial Issuance of Adjustment Warrants (Pool A). On the date of execution and delivery of the Amendment Agreement, the Company shall issue to the Buyers Adjustment Warrants with respect to the Initial Adjustment Date for the Pool A Initial Shares as follows:

          Genesee                   67,073
          Koch                      67,073

          (b) May 1999 Issuance of Adjustment Warrants.

               (1) Pool B. If the Adjustment Price for the May Adjustment Date is less than the Floor Price, then the Company shall issue to each Buyer Adjustment Warrants to purchase the number of Adjustment Shares calculated in accordance with the following formula:

                               [ (A / B) x C ] - C
where:

A  =  Floor Price;
B  =  Adjustment Price for the May Adjustment Date, and
C  =  Number of Pool B Initial Shares beneficially owned by Buyer on the
      May Adjustment Date.

               (2) Pool A. If the Adjustment Price for the may Adjustment Date is less than $6.50, then, in addition to the Adjustment Warrants issued to each Buyer in accordance with Section 3(b)(1), the Company shall issue to each Buyer Adjustment Warrants to purchase the number of Adjustment Shares calculated in accordance with the following formula:

                             [($6.50 / A) x B ] - B

where:

A  =  Adjustment Price for the May Adjustment Date;
B = Number of Pool A Initial Shares and Pool A Adjustment Shares beneficially owned by Buyer on the May Adjustment Date, including all Pool A Adjustment shares issuable upon exercise of outstanding Adjustment Warrants determined without regard to any limitation on beneficial ownership contained in Section 1.1(d) of the Adjustment Warrants.

     References to $6.50 in this Section 3(b)(2) are subject to equitable adjustments from time to time on terms reasonably acceptable to the Buyers for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-"trading commences on or after the date of the Amendment Agreement.

          (c) Subsequent Issuances of Adjustment Warrants. On each Adjustment Date, if the Adjustment Price for that Adjustment Date is less than the lowest Adjustment Price for the May Adjustment Date or any prior Adjustment Date, then the Company shall issue to each Buyer Adjustment Warrants to purchase the number of Adjustment Shares calculated in accordance with the following formula:

                          [(1.0125 x A x B) / C ] - A

where:

A  =  Number of Initial Shares and Adjustment Shares beneficially owned by
      Buyer on the Adjustment Date, including all Adjustment Shares issuable upon exercise of outstanding Adjustment Warrants determined without regard to any limitation on beneficial ownership contained in Section 1.1(d) of the Adjustment Warrants.

B  =  Lowest Adjustment Price for the May Adjustment Date or any prior
      Adjustment Date, and
C  =  Adjustment Price applicable to the Adjustment Date.

          (d) Buyer's Assignment of Rights under Section 3. If a Buyer intends to assign all or any portion of its rights to acquire any Adjustment Warrants in accordance with Section 10(h) hereof, then such Buyer shall so notify the Company not less than ten days before the May Adjustment Date or any Adjustment Date. Each such notice of assignment by a Buyer shall specify the name(s) of the assignee(s) and the rights to be assigned thereto. Each such notice shall be executed by the assignee(s). From and after the giving of such notice by such Buyer, the Buyer shall be deemed for all purposes to have assigned to such assignee(s) the rights under this Agreement with respect to the acquisition of the number of Adjustment Warrants covered by such notice, and such assignee(s) shall be deemed a party to this Agreement with respect to the acquisition of such number of Adjustment Warrants upon the terms and subject to the conditions of this Agreement, and all applicable references hereinafter to the "Buyers" shall include such assignee(s).

          (e) No Fractional Shares. No fractional shares of Common Stock shall be issued as Adjustment Shares upon exercise of the Adjustment Warrants but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable upon exercise of an Adjustment Warrant, the Company shall pay in cash an amount equal to the product of (i) the Adjustment Price and (ii) such fraction of a share.

          (f) Delivery of Adjustment Warrants. The Company shall issue and deliver to each Buyer the Adjustment Warrants not later than 4:00 p.m., Pacific Time, on or before the third Business Day following the May Adjustment Date and each Adjustment Date, or as otherwise agreed to by the parties hereto. Delivery of the Adjustment Warrants shall be made at a location mutually agreed to by the parties hereto. The Company's obligation to issue and deliver the Adjustment Warrants shall be absolute and unconditional, irrespective of any action or inaction by the Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Buyer, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Buyer or any other person of any obligation to the Company or any violation or alleged violation of law by the Buyer or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Buyer in connection with such obligation. If the Company fails to issue and deliver the Adjustment Warrants pursuant to this Section 3(f) as and when required to do so following the May Adjustment Date and each Adjustment Date, in addition to any other liabilities the Company may have hereunder and under applicable law (i) the Company shall pay or reimburse the Buyer on demand for all reasonable out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Buyer as a result of such failure, and
(ii) the Adjustment Price used to determine the number of Adjustment Shares issuable upon exercise of such Adjustment Warrants with respect to such Adjustment Date shall be reduced by two percent from the Adjustment Price otherwise used to calculate such number of Adjustment Shares for each Trading Day the Company fails to issue and deliver such Adjustment Warrants and, accordingly, the Buyer shall be entitled to receive the additional Adjustment Warrants resulting from such reduced Adjustment Price.

          (g) Condition Precedent to Issuance of Adjustment Warrants. Each Buyer understands that the Company's obligation to issue the Adjustment Warrants to such Buyer in accordance with this Agreement is conditioned upon the accuracy in all material respects on the May Adjustment Date or the particular Adjustment Date, as applicable, of the representations and warranties of the Buyer contained in (i) Sections 4(a), (b), (c), (d), (f) and (g) of this Agreement and
(ii) Sections 3(a), (b), (c), (d) and (f) of the Amendment Agreement, in each case as if made on such date.

     4. BUYER REPRESENTATIONS AND WARRANTIES

     Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows (except for the representations set forth in Section 4(h), with respect to which each Buyer represents only to its security holdings in the Company):

          (a) Purchase for Investment. The Buyer is purchasing the Initial Shares and acquiring the Warrants and, upon issuance of any Adjustment Shares, will acquire the Adjustment Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof. The Buyer understands that its investment in the Securities involves a high degree of risk.

          (b) Accredited Investor; No Broker-Dealer. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3). The Buyer is not a person required to be registered as a broker or dealer under Section 15(a) of the 1934 Act or a member of the National Association of Securities Dealers, Inc.

          (c) Reoffers and Resales. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration.

          (d) Company Reliance. The Buyer understands that the Initial Shares are being offered and sold, the Warrants are being issued, and the Adjustment Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Initial Shares and the Warrants and to receive an offer of the Adjustment Shares.

          (e) Information Provided. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Initial Shares and the Warrants and the offer of the Adjustment Shares, that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the management of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Disclosure Documents.

          (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          (g) Subscription Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (h) Current Holdings. As of December 14, 1998, Genesee owns 270 shares of Series A Convertible Preferred Stock, $0.01 par value of the Company (the "Series A Stock"), 3,000 shares of Series B Convertible Preferred Stock, $0.01 par value, of the Company (the "Series B Stock"), no shares of Common Stock, and warrants to purchase 87,500 shares of Common Stock. As of the date hereof, Koch owns no shares of Series A Stock, no shares of Series B Stock, 300,000 shares of Common Stock, and warrants to purchase 60,504 shares of Common Stock.

     5. COMPANY REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to, and covenants and agrees with, Buyers that:

          (a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all requisite corporate power and authority (i) to own, lease, and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver, and perform its obligations under this Agreement, the Warrants, and the Registration Rights Agreements, and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company. The Company has no subsidiaries.

          (b) Capitalization. As of December 14, 1998, the authorized capital stock of the Company consisted of (i) 25,000,000 shares of Common Stock, of which 13,543,875 shares were outstanding and all of which are fully paid and nonassessable; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which (i) 10,000 shares were designated as Series A Stock, of which 1,785 shares are outstanding; (ii) 12,000 shares were designated as Series B Stock, of which 6,000 shares are outstanding; and (iii) 5,000 shares were designated as Series C Convertible Preferred Stock, none of which are outstanding. As of December 14, 1998, the Company had outstanding options entitling the holders thereof to purchase 2,597,961 shares of Common Stock and outstanding warrants entitling the holders thereof to purchase 1,032,600 shares of Common Stock. As of the Closing Date, there will have been no material increase from December 14, 1998, in the number of shares of Common Stock outstanding other than pursuant to the exercise of outstanding options or warrants or the conversion of outstanding shares of Series A Stock of Series B Stock, or both. The Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed above or in the Disclosure Documents or as set forth in Schedule 5(b) hereof. The outstanding shares of Common Stock and outstanding options, warrants, and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants, and other securities has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreements).

          (c) Concerning the Securities. The Securities have been duly authorized and the Initial Shares, when issued and paid for in accordance with this Agreement, the Adjustment Shares, when issued, and the Warrant Shares, when issued upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any security holder of the Company or any other person to acquire any of the Common Shares. The Common Stock is listed for trading on the Nasdaq and, except as set forth in Schedule 5(c), (i) the Company and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified since September 25, 1995 by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; (iii) no suspension of trading in the Common Stock is in effect; and (iv) the Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          (d) Subscription Agreement; Warrants; Registration Rights Agreements. This Agreement, the Warrants, and the Registration Rights Agreements have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, and the Warrants and the Registration Rights Agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

          (e) Non-contravention. The execution and delivery of this Agreement by the Company and the issuance by the Company of the Initial Shares, the Adjustment Shares, the Warrants, and the Warrant Shares, as contemplated by this Agreement, and completion of the other transactions contemplated in this Agreement, the Registration Rights Agreements and the Warrants, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Restated and Amended Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound which would have a material adverse effect on the Company, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the Company.

          (f) Approvals. Except as set forth in Schedule 5(f), no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for (i) the issuance and sale of the Initial Shares and the issuance of the Warrants and the Adjustment Shares, as contemplated by this Agreement, and (ii) the issuance of Warrant Shares upon exercise of the Warrants, except for the filing of one or more Forms D with respect to the Securities as required under Regulation D under the 1933 Act.

          (g) Information Provided. The information provided by or on behalf of the Company to the Buyers in connection with the transactions contemplated by the Agreement, including, without limitation, the information referred to in
Section 4(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (h) Absence of Certain Changes. Except as disclosed in the Disclosure Documents, since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, and, except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the Disclosure Documents, the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business or disclosed in the Disclosure Documents.

          (i) Absence of Certain Proceedings. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency (an "Action") pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty. The Company does not have pending before the SEC any request for confidential treatment of information and to the knowledge of the Company, no such request will be made by the Company prior to the time the Registration Statement relating to the Initial Shares which is contemplated by the Registration Rights Agreements is first ordered effective by the SEC; and, to the knowledge of the Company, there is not pending or contemplated and has not been any investigation by the SEC of the Company or any director or officer of the Company.

          (j) Properties. The Company has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the Disclosure Documents or such as do not materially interfere with the use of such property made by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting, and enforceable with only such exceptions as do not materially interfere with the use of such property made by the Company. The Company has received no notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights (as defined herein) or with respect to any license of Company Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Company Proprietary Rights. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company of any of the Company Proprietary Rights. To the best knowledge of the Company, no Company Proprietary Rights and no services or products sold by the Company, conflict with or infringe upon any proprietary rights available to any third party. The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights. The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Company Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the best knowledge of the Company, the Company Proprietary Rights are valid and enforceable. No registration relating to the Company Proprietary Rights has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing, except for such lapses, expirations, abandonments, cancellations, adversarial proceedings or failures to be in good standing which would not, singly or in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Company Proprietary Rights. As used herein, the term "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the business of the Company as now conducted, as proposed to be conducted or as described in this Agreement.

          (k) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

          (l) SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company has not filed any reports with the SEC under the 1934 Act since January 22, 1998, other than the Disclosure Documents.

          (m) Absence of Brokers, Finders, Etc. No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement and the Company shall pay, and indemnify and hold each Buyer harmless from, any claim made against such Buyer by any person for any such commission, fee or other compensation.

          (n) Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (o) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any person any of the Common Shares or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any shares of Common Stock or Warrants, or solicit any offers to buy any shares of Common Stock or Warrants, so as thereby to cause the issuance or sale of any of the Common Shares or the issuance of the Warrants to be in violation of Section 5 of the 1933 Act.

          (p) Certain Issuances of Securities. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock that are subject to Rule 4460(i) of Nasdaq (or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading) (collectively, "Rule 4460(i)") and that would be integrated with the sale of the Initial Shares to the Buyers or the issuance of Adjustment Shares or Warrant Shares for purposes of Rule 4460(i), other than the Company's Series B Convertible Preferred Stock.

     6. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

          (a) Transfer Restrictions. Each Buyer acknowledges that (i) the Warrants and the Adjustment Warrants have not been and are not being registered under the 1933 Act, and, except as provided in the Registration Rights Agreements, the Common Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (x) subsequently registered thereunder or (y) such Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreements) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 6(d) hereof and pursuant to the Registration Rights Agreements).

          (b) Restrictive Legend. Each Buyer acknowledges and agrees that the certificates for the Initial Shares, the Adjustment Warrants, the Adjustment Shares, the Warrants, and the Warrant Shares and, until such time as the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreements, the certificates for the Common Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Once the Registration Statement required to be filed by the Company pursuant to
Section 2 of the Registration Rights Agreements has been declared effective, thereafter (i) upon request of a Buyer the Company will substitute certificates without the above-referenced legend for certificates for any Common Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such legend and promptly remove any stop-transfer restriction relating to such Common Shares, but in no event later than three Business Days after surrender of such certificates by such Buyer, and (ii) the Company shall not place any restrictive legend on certificates for any Common Shares issued or impose any stop-transfer restriction thereon.

          (c) Registration Rights Agreements. The Company and each Buyer agree to enter into a Registration Rights Agreement on or before the Closing Date.

          (d) Form D. The Company agrees to file a Form D with the SEC with respect to the Securities as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Buyers promptly after such filing. Each Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to such Buyer reasonably required for such filing.

          (e) Authorization for Trading; Reporting Status. On or before the date that is 30 days after the Closing Date, but in any event before the effective date of the Registration Statement (as defined in the Registration Rights Agreements), the Company shall file a listing application for the Common Shares with the Nasdaq and shall provide evidence of such filing to each Buyer. From the Closing Date until such time as the Registration Statement is no longer required to be in effect, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) Use of Proceeds. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R.
Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Common Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (i) to make any loan to or investment in any other person or (ii) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose that might constitute the transactions contemplated by this Agreement as a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (g) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption from qualification for, the Initial Shares for sale to the Buyers pursuant to this Agreement and the Warrants, and the Adjustment Shares and the Warrant Shares for issuance to the Buyers, under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the offer and sale of the Initial Shares, the issuance of the Warrants, and the offer of the Adjustment Shares pursuant to this Agreement. As promptly as practicable, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption from qualification for the Adjustment Warrants and the Adjustment Shares for issuance to the Buyers under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the offer of the Adjustment Warrants and the Adjustment Shares pursuant to the Amendment Agreement. The Company shall furnish copies of all filings, applications, orders, and grants or confirmations of exemptions relating to such securities or "blue sky" laws to the Buyers withing five days of filing or receipt thereof, as the case may be.

          (h) Certain Expenses and Fees. Whether or not the closing of the transactions contemplated hereby occurs, the Company shall pay or reimburse the Buyers for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyers of up to $20,000) incurred by the Buyers in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall pay on demand all expenses (including reasonable attorneys' fees and expenses) incurred by the Buyers, and the Buyers shall pay on demand all expenses (including reasonable attorneys' fees and expenses) incurred by the Company, as a consequence of, or in connection with,
(i) any default or breach of any of the other party's obligations under this Agreement, the Warrants, and the Registration Rights Agreements (which payment shall be made by the defaulting or breaching party), and (ii) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyers or the Company, as the case may be, under any of such agreements or instruments, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company or the Buyers, as the case may be, from paying any amount due the Buyers or the Company, as the case may be, in which the party seeking such enforcement or restructuring prevails.

          (i) Certain Issuances of Securities.

               (i) Unless the Company obtains the Shareholder Approval (as defined in Section 6(i)(2) below) or a waiver thereof from Nasdaq, the Company will not (x) issue any Adjustment Shares or Warrant Shares in excess of the number of shares permitted by Rule 4460(i) or (y) issue any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which issuance would be subject to Rule 4460(i) and which would be integrated with the sale of the Initial Shares to the Buyers, or the issuance of Adjustment Shares, Adjustment Warrants or Warrant Shares to the Buyers, or the sale and issuance of the Series B Stock and the common stock purchase warrants issued in connection therewith (including the issuance of shares of Common Stock upon conversion of the Series B Stock or in payment of dividends thereof, and upon exercise of the aforesaid common stock purchase warrants), for purposes of Rule 4460(i).

               (ii) For purposes of this Agreement, "Shareholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the shareholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock, taking into account all issuances of Common Stock to the Buyers on the Closing Date, on all Adjustment Dates, and upon the exercise of the Warrants and the Adjustment Warrants, as and to the extent required under Rule 4460(i).

               (iii) During the period from the Closing Date to the later of the date on which the Registration Statement shall have been effective with the SEC for 60 consecutive days or the Initial Adjustment Date, the Company shall not offer, sell, contract to sell or issue

(or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the Market Price of the Common Stock; provided, however, that nothing in this Section 6(i)(3) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement or (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or pursuant to the exercise of the Warrants.

          (j) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Initial Shares set forth in Section 8 or 9, as the case may be, of this Agreement on the Closing Date.

          (k) Certain Trading Restrictions. So long as the Company is in compliance in all material respects with its obligations to the Buyer pursuant to this Agreement, the Registration Rights Agreements, the Adjustment Warrants and the Warrants, each Buyer agrees that it and its affiliates shall not engage in short sales or other hedging transactions relating to the Common Stock (i) during the 18 Trading Days prior to the Initial Adjustment Date unless and only while the then highest current bid price of the Common Stock, as reported on Nasdaq, is higher than 125% of the Floor Price, and (ii) during the 18 Trading Days prior to any other Adjustment Date unless and only while the then highest current bid price of the Common Stock, as reported on Nasdaq, is higher than 125% of the then applicable lowest Adjustment Price for any prior Adjustment Date. To the extent that any prior agreement between the Company and the Buyers otherwise permits short sales or other hedging transactions, any such sale and transaction shall conform to the provisions of the foregoing sentence, except as otherwise provided below with respect to the Preferred Stock Subscription Agreements. To the extent that the first sentence of this Section 6(k) permits short sales or other hedging transactions, then such transactions may only be effected at or above the last reported sale price of the Common Stock in accordance with Rule 10a-1 under the 1934 Act (assuming that the exclusions in subparagraph (e) of Rule 10a-1 are inapplicable), and in any case such transactions will not create any daily low sales prices for the Common Stock. The foregoing notwithstanding, nothing herein shall prohibit Genesee from entering into a short sale or other hedging transaction involving a number of shares of Common Stock not in excess of the number of shares for which it has submitted a conversion notice to the Company and its transfer agent pursuant to its respective Subscription Agreements, dated as of December 23, 1997 and June 30, 1998, with the Company (the "Preferred Stock Subscription Agreements").

          (l) Reservation of Common Stock. The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the issuance of all Adjustment Shares and Warrant Shares issuable hereunder are at all times reserved by the Company (or any successor corporation), free from preemptive rights. If the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock issuable as Adjustment Shares or Warrant Shares as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for issuance of the Common Shares on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the issuance of all Adjustment Shares and Warrant Shares issuable hereunder, the Company promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m) Consolidation, Merger, etc. In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that each holder of Adjustment Warrants or Common Shares then outstanding shall have the right thereafter to receive Adjustment Warrants or Adjustment Shares in the form of the kind of warrants or shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of warrants or shares of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the rights of the holders of Common Shares and Adjustment Warrants to receive Adjustment Warrants and Adjustment Shares on a basis as nearly as practical as such rights exist hereunder prior thereto. The Company shall not effect any such transaction unless the provisions of this Section 6(m) have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (n) Overdue Amounts. Whenever any amount which is due by the Company to any holder of Common Shares or Adjustment Warrants pursuant to the terms of this Agreement, the Registration Rights Agreements or the Warrants is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

     7. BUYERS' RIGHT TO REQUIRE REPURCHASE OF THE COMMON
        SHARES AND ADJUSTMENT WARRANTS

          (a) Repurchase at Option of Buyers. Each Buyer shall be entitled, at its option by notice to the Company given within 90 days after the occurrence of a Repurchase

Event (as defined in Section 7(b)), to require the Company to repurchase all or a portion of its Common Shares and Adjustment Warrants following the occurrence of a Repurchase Event.

          (b) Repurchase Events. A "Repurchase Event" means any one of the following events:

               (i) For any period of five consecutive Trading Days there shall be no reported closing bid price of the Common Stock on any national securities exchange, the Nasdaq or on the Nasdaq SmallCap Market;

               (ii) The Common Stock ceases to be listed for trading on the Nasdaq, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

               (iii) The inability for 30 or more days (whether or not consecutive) of any holder of Common Shares or Adjustment Shares who is entitled to exercise its repurchase right under this Section 7 to sell Common Shares pursuant to the Registration Statement for any reason on each of such 30 days, other than for an Excluded Period as defined in the Registration Rights Agreements;

               (iv) The Company shall fail or default in the timely performance of any material obligation to the Buyer under the terms of this Agreement, the Warrants, the Registration Rights Agreements or any other agreement or document entered into in connection with the transactions contemplated hereby, as such instruments may be amended from time to time, provided such failure or default is not cured prior to the delivery of an Repurchase Notice (as defined in Section 7(c)); or

               (v) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the Nasdaq, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

     Notwithstanding Sections 7(a), 7(c) and any other provision of this Agreement, if a Repurchase Event occurs by reason of the occurrence of an event described in clause (i), (ii) or (v) of this Section 7(b), and such occurrence is by reason of events which are not solely within the control of the Company, then the Company, in its sole discretion, may elect not to repurchase any or all of the Common Shares and Adjustment Warrants and, if the Company so elects, each Buyer hereby waives any and all rights to require the Company to so repurchase such Common Shares and Adjustment Warrants under such clauses. In order to make such election, the Company shall so notify each Buyer that has submitted a Repurchase Notice with respect to such event and shall deliver to each such Buyer an Auditor's Determination (as defined below) within ten Business Days after the Company's receipt of the Repurchase Notice. If the Company so elects and notifies each such Buyer, then for each 30 days that such Repurchase Event continues to exist, which period shall commence as of the first Business Day of the event that gave rise to such Repurchase Event, the Company shall issue to each such Buyer shares of Common Stock (the "Repurchase Shares") equal to six percent of the number of Common Shares acquired hereunder or issuable upon exercise of Adjustment Warrants and beneficially held on the Determination Date (as defined below) by the Buyer (pro rated for any period of, or in case the Repurchase Event ceases to exist in, less than thirty (30) days). For purposes of this Section 7(b), a "Determination Date" means the last day of each calendar month in which the Repurchase Events continues. Such Repurchase Shares shall be issued by the Company within three Business Days after each Determination Date. When issued and delivered to such Buyer, the Repurchase Shares shall be duly authorized, validly issued, fully paid and nonassessable.

     For purposes of this Section 7, (A) a Repurchase Event described in clause
(i), (ii) or (v) of the definition of the term "Repurchase Event" in Section 7(b) or (B) a requirement of the Company to make a payment pursuant to Section 7(f), shall be deemed to have occurred by reason of events which are not solely within the control of the Company if a requirement of the Company to repurchase, or a right of any holder of Common Shares or Adjustment Shares to require repurchase of, Common Shares or Adjustment Shares pursuant to such clauses of
Section 7(b), or the requirement of the Company to make a payment pursuant to
Section 7(f), would result in the Company being required to classify the Common Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with generally accepted accounting principles and Regulation S-X of the Securities and Exchange Commission.

     For purposes of this Section 7, the term "Auditor's Determination" shall mean a written determination signed by the Auditors concurring with the Company's conclusion that (A) the Repurchase Event described in the applicable clause (i), (ii) or (v) of the definition of Repurchase Event in Section 7(b) or
(B) the requirement of the Company to make a payment pursuant to Section 7(f), was due to the occurrence of events which were met solely within the control of the Company, as such phrase is defined in the immediately preceding paragraph. The Auditors' Determination shall (i) set forth in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) set forth all applicable accounting principles and assumptions used, and (iii) set forth in reasonable detail or attach copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion. To the extent any facts are assumed for purposes of the Auditor's Determination, the validity of such conclusion or determination shall depend upon such assumed facts being true and complete in all material respects.

     For purposes of this Section 7, the term "Auditors" shall mean the nationally recognized independent accounting firm then serving as the Company's auditors or such other "big five" nationally recognized independent accounting firm (including successors thereto) as the Company may designate. The fees and expenses of the Auditors shall be paid by the Company.

          (c) Repurchase Notice. To exercise the right of repurchase under
Section 7(a), a Buyer shall deliver to the Company a notice of repurchase (a "Repurchase Notice"), accompanied by the certificate(s) for the Common Shares and Adjustment Warrants to be repurchased. Any Repurchase Notice shall state (i) that such Buyer is thereby requiring the Company to repurchase Common Shares and Adjustment Warrants pursuant to this Section 7, (ii) the Repurchase Event giving rise to such repurchase, and (iii) the number of Common Shares and Adjustment Warrants which are to be repurchased. Promptly and in no event later than three Business Days after the Company's receipt of the Repurchase Notice, the Company shall make payment in immediately available funds of the Repurchase Price (as defined in Section 7(d)) applicable on the date of such repurchase with respect to the Common Shares and Adjustment Warrants to be repurchased to or upon the order of the Buyer as specified in the Repurchase Notice. Upon repurchase of less than all of the Common Shares evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Company, the Company shall issue a replacement certificate for the Common Shares and Adjustment Warrants that have not been repurchased. Only whole Common Shares and Adjustment Warrants to purchase whole Common Shares may be repurchased.

          (d) Repurchase Price. As used herein, "Repurchase Price" means (1) during the period from the Closing Date through and including the Initial Adjustment Date, the product of (i) the number of Common Shares to be repurchased and (ii) the Floor Price, and (2) after the Initial Adjustment Date, the product of (i) the sum of the number of Common Shares to be repurchased and the number of Adjustment shares issuable upon the exercise of the Adjustment Warrants to be repurchased and (ii) the greater of (x) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of repurchase and (y) the most recent Adjustment Price.

          (e) Third Party Repurchase Rights. Each Buyer acknowledges that holders of outstanding securities of the Company issued pursuant to the Preferred Stock Subscription Agreements (including Genesee and its affiliates) are entitled to have their securities repurchased or redeemed by the Company upon the occurrence of certain events, including but not limited to events substantially similar to the Repurchase Events, and that such obligations of the Company to repurchase securities held by third parties may affect the Company's ability to pay any Repurchase Price due under this Agreement.

          (f) Inability to Issue Adjustment Shares. In the event the Company is unable to issue all Adjustment Shares required to be issued with respect to any date of exercise of any Adjustment Warrants by reason of the restrictions set forth in Rule 4460(i), each Buyer shall be entitled, at its option, by notice to the Company given within 90 days after such exercise date, to require the Company to make a payment to such Buyer in an amount equal to the product of (i) the number of Adjustment Shares otherwise required to be issued to each Buyer on such exercise date which the Company is unable to issue by reason of Rule 4460(i) and (ii) the Repurchase Price. Promptly and in no event later than three Business Days after the Company's receipt of such notice, the Company shall make a cash payment in immediately available funds of such Repurchase Price to or upon the order of such Buyer unless prior thereto the Company notifies such Buyer that it is seeking Shareholder Approval to permit the issuance of all required Adjustment Shares in accordance with Rule 4460(i). If the Company so elects to seek such Shareholder Approval and for any reason such approval is not obtained within 60 days of the applicable exercise date, the Company shall be obligated to pay such Buyer the amount due pursuant to this Section 7(f) within three Business Days after such 60th day. The Company's obligations to make payments pursuant to this Section 7(f) shall not limit or otherwise affect its obligations to repurchase Common Shares and Adjustment Shares pursuant to the other provisions of this Section 7.

          (g) Limitations on Repurchases by the Company. Notwithstanding the foregoing, the Company's obligation to repurchase a Buyer's Common Shares and Adjustment Warrants upon the occurrence of a Repurchase Event shall be subject to (i) the restrictions on the Company's ability to purchase, redeem or otherwise acquire any shares of its Common Stock as may be set forth in the Company's Amended and Restated Articles of Incorporation, including the Statement of Rights and Preferences for the Series A Stock and for the Series B Stock, and (ii) the limitations on distributions to shareholders set forth in the Washington Business Corporation Act. The Company agrees that it will not amend its Restated Articles of Incorporation to limit or prohibit the Buyers' rights to have their Common Shares and Adjustment Warrants repurchased pursuant to this Agreement.

          (h) Share Limitation Event. Notwithstanding any other provision of this Agreement, if a Share Limitation Event (as defined below) occurs by reason of events which are not solely within the control of the Company, the Company shall have the right to give a notice (a "Share Limitation Notice"), accompanied by an Auditor's Determination, to the Buyer at any time after such Share Limitation Event occurs and prior to the earlier of (1) the date on which the Buyer's right (other than as limited by this Section 7(h)) to receive a cash payment pursuant to Section 7(f) by reason of the occurrence of such Share Limitation Event expires and (2) the date on which the Company is obligated to make a payment to the Buyer pursuant to Section 7(f). If the Company timely gives a Share Limitation Notice and an Auditor's Determination to the Buyer, then, in lieu of making the payment required by Section 7(f) or issuing Repurchase Shares pursuant to Section 7(b), pursuant to a notice given by the Buyer by reason of such Share Limitation Event, on the next Adjustment Date to occur the Adjustment Price shall be reduced to 80% of the amount such Adjustment Price would otherwise be. On or after the date the Company gives such Share Limitation Notice, upon notice from the Buyer, the Company promptly shall call a special meeting of its shareholders, to be held not later than 60 days after such notice is given, to seek the Shareholder Approval for the issuance of all shares of Common Stock issuable in accordance with this Agreement and Adjustment Warrants without regard to Rule 4460(i) and shall use its best efforts to obtain the Shareholder Approval. The Company shall prepare and file with the SEC within 20 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Shareholder Approval. The Company shall provide the Buyer an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Shareholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Buyer a reasonable period of time prior to their filing with the SEC. The Company shall furnish to the Buyer a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to shareholders or filed with the SEC. Upon the earlier of
(i) the failure to obtain Shareholder approval in accordance with Section 7(f),
(ii) the failure to obtain the Shareholder Approval at the special meeting provided in this paragraph or (iii) the failure to hold such special meeting within such 60-day period provided in this paragraph, the Company shall so notify the Buyer and such of the following as shall be specified by notice to the Company from the Buyer shall occur: (1) on the next Adjustment Date to occur the Adjustment Price shall be reduced to 70% of the amount such Adjustment Price would otherwise be and (2) the Company shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange that will not restrict the number of shares of Common Stock issuable under this Agreement and Adjustment Warrants and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed that restricts the issuance of shares of Common Stock under this Agreement and Adjustment Warrants without the Shareholder Approval. Upon obtaining such Shareholder Approval or listing, as the case may be, the Company shall promptly issue all Adjustment Shares and Repurchase Shares due through the date of such issuance.

     For purposes of this Section 7, the term "Share Limitation Event" means a time at which the Company is unable to issue all Adjustment Shares or Repurchase Shares otherwise required to be issued by this Agreement by reason of the restrictions set forth in Rule 4460(i) and the Company has not obtained a waiver thereof.

     7.1 COMPANY'S RIGHT TO REPURCHASE THE COMMON SHARES.

          (a) Right to Repurchase. So long as (i) the Company shall be in compliance in all material respects with its obligations to the Buyers (including, without limitation, its obligations under this Agreement and the Registration Rights Agreement), (ii) on the date the Company Repurchase Notice (as defined below) is given and at all times until the date of repurchase, the Registration Statement is effective and available for use by the buyers for the resale of their Common Shares and (iii) on Repurchase Event shall have occurred with respect to which, on the date a Company Repurchase Notice is to be given or on the redemption date, a Buyer (A) shall be entitled to exercise optional repurchase rights under Section 7 by reason of such Repurchase Event or (B) shall have exercised optional repurchase rights under Section 7 by reason of such Repurchase Event and the Company shall not have paid the Repurchase Price to such Buyer, then the Company shall have the right, exercisable by giving a Company Repurchase Notice not less than 20 Trading Days or more than 30 Trading Days prior to the repurchase date to the Buyer, at any time on or after the Closing Date to repurchase all or a portion of the Common Shares and Adjustment Warrants then held by the Buyers. Prior to any repurchase date, whether or not a Company Repurchase Notice has been given, the Buyers may sell or transfer any of their Common Shares and Adjustment Warrants.

          (b) Repurchase Notice. To exercise the right of repurchase under
Section 7.1(a), the Company shall deliver a notice of repurchase (a "Company Repurchase Notice") to each Buyer from which the Company desires to repurchase Common Shares, Adjustment Warrants, or both. The Company Repurchase Notice shall
(i) state that the Company is exercising its right to repurchase the Buyer's Common shares, Adjustment Warrants, or both pursuant to this Section 7.1, (ii) indicate the number of Common Shares and Adjustment warrants which are to be repurchased, (iii) state the Company Repurchase Price (as defined below) and the formula for determining the same, and (iv) provide the Buyer with instructions with respect to the delivery to the Company of the buyer's certificate(s) for the Common Shares and the Adjustment Warrants to be repurchased. Promptly and in no event later than three Business Days after the company's receipt of the Buyer's certificate(s) for the Common shares and the Adjustment Warrants to be repurchased, the Company shall make payment in immediately available funds of the Company Repurchase Price applicable on the date of such repurchase with respect to the Common Shares and Adjustment Warrants to be repurchased to or upon the order of the Buyer as specified in the Company Repurchase Notice. Upon repurchase of less than all of the Common Shares evidenced by a particular certificate or the Adjustment Shares evidenced by a particular Adjustment Warrant, promptly, but in no event later than three Business Days after surrender of such certificate or Adjustment Warrant to the Company, the Company shall issue a replacement certificate for the Common shares and a replacement warrant for the portion of the Adjustment Warrants that have not been repurchased. Only whole Common Shares and portions of Adjustment Warrants to purchase whole Common Shares may be repurchased.

          (c) Company Repurchase Price. As used in this Section 7.1, "Company Repurchase Price" means the product of (i) the sum of the number of Common shares to be repurchased and the number of Adjustment shares issuable upon the exercise of the Adjustment Warrants to be repurchased and (ii) the greater of
(x) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading day immediately preceding the date of repurchase and (y) the most recent Adjustment Price as of the date of repurchase.

     8. CONDITIONS TO THE COMPANY'S OBLIGATIONS

     Each Buyer understands that the Company's obligation to sell and issue the Initial Shares and to issue the Warrants to such Buyer on the Closing Date pursuant to this Agreement is conditioned upon:

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the purchase price for the Initial Shares in accordance with Section 2 hereof; and

          (c) The accuracy on the Closing Date of the representations and warranties of the Buyers contained in this Agreement as if made on the Closing Date and the performance by the Buyers on or before the Closing Date of all covenants and agreements of the Buyers required to be performed on or before the Closing Date.

     9. CONDITIONS TO THE BUYERS' OBLIGATIONS

     The Company understands that each Buyer's obligations to purchase the Initial Shares and to acquire the Warrants on the Closing Date pursuant to this Agreement is conditioned upon:

          (a) Delivery by the Company to the Buyers of the certificates for the Initial Shares and the Warrants in accordance with this Agreement;

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyers of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Buyers may reasonably request;

          (c) Receipt by the Buyers of a certificate, dated the Closing Date, of the Secretary of the Company certifying (i) the Articles of Incorporation and By-Laws of the Company as in effect on the Closing Date, (ii) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby, and (iii) such other matters as reasonably requested by the Buyers; and

          (d) Receipt by the Buyers on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers, to the effect set forth in Annex III.

     10. MISCELLANEOUS

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

          (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective upon receipt (or on the next Business Day, if the date of such receipt is not a Business Day), if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (facsimile number (206)

323-1318), with a copy to Stoel Rives LLP, Suite 3600, One Union Square, 600 University Street, Seattle, WA 98101, Attn: Christopher J. Voss, Esq. (facsimile number (206) 386- 7500) or, in the case of each Buyer, at its address shown on the signature page of this Agreement, with a copy to Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number (425) 462-4645) or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision. Each Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Warrants the address shown on the signature page of this Agreement, with a copy to: Genesee Fund Limited - Portfolio B, c/o Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number (425) 462-4645), until the Buyer shall designate another address for such purpose.

          (h) Assignment. Prior to any Adjustment Date, each Buyer shall have the right to assign all of its rights and obligations under this Agreement with respect to the acquisition of the Adjustment Warrants to any affiliate, provided that any such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the acquisition of the Adjustment Warrants so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities, and liabilities with respect to the acquisition of such Adjustment Warrants, the right to the acquisition of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreements with respect to the Adjustment Warrants with respect to which the acquisition under this Agreement has been so assigned.

          (i) Survival. The respective representations, warranties, covenants, and agreements of each Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Initial Shares and the issuance of the Warrants, the Adjustment Shares, and the Warrant Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (j) Entire Agreement. This Agreement and the annexes and schedules attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (k) Termination. The Buyers shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

               (i) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

               (ii) any other condition of the Buyers' obligations hereunder is not fulfilled; or

               (iii) the closing shall not have occurred on a Closing Date on or before December 18, 1998, other than solely by reason of a breach of this Agreement by a Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyers. Upon such termination, the Buyers shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (l) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (m) Public Statements, Press Releases, Etc. The Company and the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or Nasdaq regulation (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (n) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and the Company by their respective officers thereunto duly authorized as of the date set forth above.

                                       GENESEE FUND LIMITED - PORTFOLIO B


                                       By:                /s/
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                       Address:   c/o CITCO
                                                  Kaya Flamboyan 9
                                                  Curacao, Netherlands Antilles
                                                  Facsimile:  011-599-9732-2008

                                       Number of Initial Shares to be purchased:
                                            100,000
                                       Purchase Price:  $10.00 per share

                                       Number of Warrant Shares:  20,168


                                       KOCH INDUSTRIES, INC.


                                       By:                /s/
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                       Address:   4111 East 37th Street North
                                                  Wichita, KS 67270
                                                  Facsimile: (316) 828-7947

                                       Number of Initial Shares to be purchased:
                                            100,000
                                       Purchase Price: $10.00 per share

                                       Number of Warrant Shares:  20,168


                                       TERA COMPUTER COMPANY


                                       By:                /s/
                                           -------------------------------------
                                           Name:  Kenneth W. Johnson
                                           Title:  Chief Financial Officer